SECOND AMENDMENT TO STEVIA FIRST CORP 2012 STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT (“First Amendment”), effective as of June 9, 2014, hereby amends the STEVIA FIRST CORP. 2012 STOCK INCENTIVE PLAN (the “Plan”) approved by the directors and stockholders of Stevia First Corp. on the 3rd day of February 2012.

WHEREAS, this Second Amendment was approved by a majority of the stockholders who submitted votes at the Stevia First Corp. annual stockholders meeting held on June 9, 2014, and approved by the board of directors of Stevia First Corp. on March 26, 2014.

NOW THEREFORE, the Plan is amended as follows:

1.	Section 3(a) of the Plan is hereby replaced in its entirety by the following:

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is eighteen million (18,000,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

2.	All capitalized terms not defined herein have the same meaning as in the Plan.

3.	Any and all provisions of the Plan not expressly modified herby shall remain in full force and effect.

IN WITNESS OF THE FOREGOING, the undersigned hereby certifies this Second Amendment effective as of the date first written above.

By:	/s/ Richard McKilligan
Name:	Richard McKilligan
Title:	Secretary